                                                                    Exhibit 4.18


THIS WARRANT AND ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TOWARD RESALE OR DISTRIBUTION. THIS WARRANT AND ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS WARRANT MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT, OR AS OTHERWISE PROVIDED FOR IN THIS WARRANT. IN ADDITION, THE HOLDER OF THIS WARRANT AND ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS WARRANT IS ENTITLED TO CERTAIN REGISTRATION RIGHTS AS SET FORTH IN THIS WARRANT.

                                 STEMCELLS, INC.

                        WARRANT TO PURCHASE COMMON STOCK


Warrant No.:  CF-1                                    Number of Shares Issuable:
                                                                         146,199
Date of Issuance:  December 4, 2001

         StemCells, Inc., a Delaware corporation (the "COMPANY"), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Cantor Fitzgerald & Co., the registered holder hereof or its permitted assigns (the "HOLDER"), is entitled, subject to the terms set forth below, to purchase from the Company upon surrender of this Warrant, at any time or times on or after the date hereof, but not after 5:00 P.M. Eastern Standard Time on the Expiration Date (as defined herein) 146,199 fully paid, nonassessable shares of Common Stock (as defined herein) of the Company (the "WARRANT SHARES") at the Warrant Exercise Price per share provided in Section l(a) below. This Warrant (the "WARRANT") is issued pursuant to
Section 4(b) of the letter agreement between the Company and Cantor Fitzgerald & Co., dated as of December 3, 2001 (the "ENGAGEMENT AGREEMENT").

      1. DEFINITIONS AND INTERPRETATION.

         (a) DEFINITIONS. The following words and terms as used in this Warrant shall have the following meanings:

                  (i) "BUSINESS DAY" means any day on which commercial banks in New York City are required or permitted to be open for business.

                  (ii) "COMMON STOCK" means (i) the Company's common stock, par value .01 per share, and (ii) any capital stock into which such Common Stock shall have been changed or any capital stock resulting from a reclassification of such Common Stock.

                  (iii) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  (iv) "EXPIRATION DATE" means the date four (4) years from the date of the issuance of the Warrant set forth above (unless otherwise extended by the Company) or, if such date falls on a Saturday, Sunday or other day on which banks are required or authorized to be closed in the City of New York or the State of New York (a "Holiday"), the next preceding date that is not a Holiday.

                  (v) "MARKET PRICE" shall mean, on any date specified herein, the amount per share of the Common Stock, equal to (a) if such Common Stock is then listed or admitted for trading on any national securities exchange, the last reported sale price of such Common Stock, regular way, on such date or, in case no such sale takes place on such date, the average of the closing bid and asked prices thereof, regular way, on such date, in either case as officially reported on the principal national securities exchange on which such Common Stock is then listed or admitted for trading, or (b) if such Common Stock is not then listed or admitted for trading on any national securities exchange but is designated as a national market system security by the NASD, the last reported trading price of the Common Stock on such date, or (c) if such Common Stock is not then listed or admitted for trading on any national securities exchange and (i) the Common Stock is not designated as a national market system security by the NASD or (ii) there shall have been no trading on such date, the average of the closing bid and asked prices of the Common Stock on such date as shown by the NASD automated quotation system or the Nasdaq SmallCap Market, or (d) if such Common Stock is not then listed or admitted for trading on any national exchange or quoted in the over-the-counter market, the fair value thereof (as of a date which is within 20 days of the date as of which the determination is to be made) determined in good faith by the Board of Directors of the Company.

                  (vi) "PERSON" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

                  (vii) "SECURITIES ACT" means the Securities Act of 1933, as amended.

                  (viii) "WARRANT" shall mean this warrant and all warrants issued in exchange, transfer or replacement of any thereof.

                  (ix) "WARRANT EXERCISE PRICE" shall be equal to $3.42 per share of Common Stock, subject to adjustment as hereinafter provided.

                  (x) "WARRANT SHARES" means the shares of Common Stock issuable upon exercise of this Warrant.

         (b) OTHER DEFINITIONAL PROVISIONS.

                  (i) Except as otherwise specified herein, all references herein (A) to the Company shall be deemed to include the Company's successors and (B) to any applicable law defined or referred to herein, shall be deemed references to such applicable law as the same may have been or may be amended or supplemented from time to time.

                  (ii) Unless the context of this Warrant otherwise requires:
         (1) the words "hereof", "herein" and "hereunder" and words of similar import when used in this Warrant shall refer to this Warrant as a whole and not to any particular provision of this Warrant, and Section and paragraph references are to the Sections and paragraphs of this Warrant unless otherwise specified; and (2) the word "including" and words of similar import when used in this Warrant shall mean "including, without limitation," unless otherwise specified.

                  (iii) Whenever the context so requires, the neuter gender includes the masculine or feminine, and the singular number includes the plural, and vice versa.

      2. EXERCISE OF WARRANT.

         (a) Subject to the terms and conditions hereof, this Warrant may be exercised by the holder hereof then registered on the books of the Company, in whole or in part, at any time on any Business Day after the opening of business on the date hereof and prior to 5:00 P.M. Eastern Standard Time on the Expiration Date by:

                  (i) delivery of a written notice, in the form of the exercise notice attached as Exhibit A hereto (a "EXERCISE NOTICE"), of such holder's election to exercise this Warrant, which notice shall specify the number of Warrant Shares to be purchased;

                  (ii) payment to the Company (X) of an amount equal to the Warrant Exercise Price multiplied by the number of Warrant Shares as to which the Warrant is being exercised (plus any applicable issue or transfer taxes) (the "AGGREGATE WARRANT EXERCISE PRICE") in cash or by check or wire transfer, or (Y) by means of direction to the Company to cancel such number of the shares of Common Stock otherwise issuable to the holder upon such exercise equal to the number of shares specified in the Exercise Notice MULTIPLIED BY the Warrant Exercise Price DIVIDED BY the Market Price on the date of exercise, or (Z) by surrender to the Company for cancellation certificates representing shares of Common Stock of the Company owned by the Holder (properly endorsed for transfer in blank) having an aggregate Market Price on the date of the exercise of the Warrant equal to some or all of the Aggregate Warrant Exercise Price (either subclause (Y) or (Z) immediately preceding, a "CASHLESS EXERCISE"); and

                  (iii) the surrender of this Warrant, to a common carrier for delivery to the Company as soon as practicable following such date (but in any case prior to 5:00 P.M. Eastern Standard Time on the Expiration
         Date), this Warrant

         (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft, or destruction); PROVIDED that if such Warrant Shares are to be issued in any name other than that of the registered holder of this Warrant, such issuance shall be deemed a transfer and the provisions of Section 7 shall be applicable.

In the event of any exercise of the rights represented by this Warrant in compliance with this Section 2, a certificate or certificates for the Warrant Shares so purchased, in such denominations as may be requested by the holder hereof and registered in the name of, or as directed by, the Holder, shall be delivered at the Company's expense to, or as directed by, such holder as soon as practicable after such rights shall have been so exercised, and in any event no later than three (3) Business Days after the Company's receipt of the materials and payments specified above in this Section 2(a). Upon the Company's receipt of the materials and payments specified above in this Section 2(a), the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the certificates evidencing such Warrant Shares. In the case of a dispute as to the determination of the Warrant Exercise Price or the Market Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of shares of Common Stock that is not disputed and shall submit the disputed determinations or arithmetic calculations to the Holder via facsimile within three (3) Business Days of receipt of the Holder's Exercise Notice. If the Holder and the Company are unable to agree upon the determination of the Warrant Exercise Price or Market Price or arithmetic calculation of the Warrant Shares within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the holder, then the Company shall immediately submit via facsimile
(i) the disputed determination of the Warrant Exercise Price or the Market Price to an independent, reputable investment banking firm which has not (and whose affiliates have not) performed any investment banking services for, or had any other material relationship with, the Company during the immediately preceding two (2) year period, or (ii) the disputed arithmetic calculation of the Warrant Shares to an independent, national public accounting firm which has not (and whose affiliates have not) performed any accounting or consulting services for, or had any other material relationship with, the Company during the immediately preceding two (2) year period. The Company shall cause the investment banking firm, or the accounting firm, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than five Business Days from the time it receives the disputed determinations or calculations. Such investment bank's or accounting firm's determination or calculation, as the case may be, shall be deemed conclusive absent manifest error and the Company shall be liable for the costs and expenses related to such determination or calculation.

         (b) Unless the rights represented by this Warrant shall have expired or shall have been fully exercised, the Company shall, as soon as practicable and in any event no later than three (3) Business Days after any exercise and at its own expense, issue a new Warrant identical in all respects to the Warrant exercised except it shall represent rights to purchase the number of Warrant Shares purchasable immediately prior to such exercise under the Warrant exercised, less the number of Warrant Shares with respect to which such Warrant is exercised. Upon presentation of a duly executed Exercise Notice, the Holder shall be entitled to exercise this Warrant in whole or in part, if the Holder shall have previously exercised and surrendered this Warrant and the Company shall not have issued a new Warrant representing the number of shares issuable following such prior exercise.

         (c) No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock issued upon exercise of this Warrant shall be rounded down to the nearest whole number and the Company shall pay to the Holder in lieu of such fractional share cash in an amount in proportion to the Market Price of a share of Common Stock on the date of exercise.

         (d) If the Company shall have failed for any reason (other than pursuant to a dispute as described in Section 2(a)) or for no reason to issue to Holder, on or before the day which is five (5) Business Days after the Company's receipt of the materials and payments described in Section 2(a) hereof, a certificate for the number of shares of Common Stock to which the Holder is entitled upon the Holder's exercise of this Warrant, the Company shall, upon notice from the Holder and in lieu of any other remedies under this Agreement or otherwise available to such Holder pay as liquidated damages, in cash, to such holder, for each day after such fifth Business Day until the date of delivery, an amount equal to one-quarter of one percent (0.25%) of the product of (A) the number of shares of Common Stock not issued to the Holder on a timely basis and to which the Holder is entitled, and (B) the difference between (1) the Warrant Exercise Price then in effect and (2) the Market Price of the Common Stock on the date on which the holder exercised the Warrant with respect to which the Company has failed to make timely delivery hereunder. Any sums due to holder pursuant to this Section 2(d) shall be paid by certified funds or wire transfer simultaneously upon and no later than the delivery to holder of the shares of Common Stock which have not been delivered to holder on a timely basis and which gives rise to the Company's obligation to make the payments required by this
Section 2(d).

      3. COVENANTS AS TO COMMON STOCK. As of the date of this Warrant as set forth in Section 12 below, the Company and, where applicable, the Holder, hereby represents, warrants, covenants and agrees as follows:

         (a) This Warrant has been duly and validly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. The execution and delivery by the Company of this Warrant does not, and the delivery of any Warrant Shares upon the valid exercise of this Warrant will not, except as would not have a material adverse effect on the business of the Company: (i) violate any provision of the Certificate of Incorporation or By-Laws of the Company; (ii) violate any provision of, or result in the termination or acceleration of, or default under, or entitle any party to accelerate (whether after the filing of notice or lapse of time or both) any obligation under, or result in the creation or imposition of any lien, charge, pledge, security interest or other encumbrance upon any of the assets of the Company pursuant to any provision of any mortgage, lien, lease, agreement, license, or instrument, or violate any law, regulation, order, arbitration award, judgment or decree to which the Company is a party or by which its property is bound; or (iii) require any governmental consent, authorization, filing, approval, or exemption.

         (b) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the power to own its property and to carry on its business as it is now being conducted. The Company is duly qualified to do business and is in good standing in the jurisdictions in which the character or location of the properties owned or leased by the Company or the nature of the business conducted by the Company makes such qualification necessary, except where the failure to qualify individually or in the aggregate will not have a material adverse effect on the business of the Company.

         (c) When issued upon exercise, each Warrant Share will be duly and validly issued, fully paid, non-assessable and free of preemptive rights. Based in part upon the representations of the Holder in this Warrant, this Warrant and any Warrant Shares will be issued in compliance with all applicable federal and state securities laws, rules and regulations, and the offer, sale and issuance of this Warrant and the Warrant Shares will constitute transactions exempt from the registration requirements of Section 5 of the Securities Act.

         (d) A Warrant issued in substitution for or replacement of this Warrant will upon issuance be duly authorized and validly issued.

         (e) All Warrant Shares which may be issued upon the exercise as set forth herein of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof.

         (f) During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved at least the number of shares of Common Stock needed to provide for the exercise of the rights then represented by this Warrant and the par value of said shares will at all times be less than or equal to the applicable Warrant Exercise Price.

         (g) The Warrant Shares have been listed upon each national securities exchange or automated quotation system, if any, or over-the-counter-bulletin board upon which shares of the Company's Common Stock are currently listed or quoted (subject to official notice of the over-the-counter bulletin board of issuance upon exercise of this Warrant) and the Company shall maintain, so long as any other shares of Common Stock shall be so listed or quoted, such listing or quotation of all shares of Common Stock from time to time issuable upon the exercise of this Warrant; and the Company shall so list or obtain quotation on each such national securities exchange, automated quotation system or over-the-counter bulletin board, as the case may be, and shall maintain such listing in quotation of, any other shares of capital stock of the Company issuable upon the exercise of this Warrant if and so long as any shares of the same class shall be listed on such national securities exchange, automated quotation system or over-the-counter bulletin board.

         (h) The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the holder of this Warrant in order to protect the exercise privilege of the holder of this Warrant against dilution or other impairment, consistent with the tenor and purpose of this Warrant. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Warrant Exercise Price then in effect, and (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

         (i) This Warrant will be binding upon any entity succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets.

         (j) The Warrant Shares shall be registered with the Securities and Exchange Commission ("SEC") by their inclusion, and the inclusion of the Holder as a selling stockholder, in the registration statement on Form S-3 to be filed with the SEC by the Company with respect to the shares issued on or about the date hereof to the Riverview Group, L.L.C. The Company and the Holder further agree as follows:

                  (i) If at any time the number of shares of Common Stock included in such registration statement shall be insufficient to cover all of the Warrant Shares issuable upon exercise of the unexercised portion of the Warrant, then promptly, but in no event later than 30 days after such insufficiency shall occur, the Company shall file with the SEC an additional registration statement on Form S-3 (or, if the Company is not eligible to use such form at the time of filing with the SEC, Form S-1) (together with the initial registration statement, the "REGISTRATION STATEMENTS"), covering such number of shares of Common Stock as shall be sufficient to permit such exercise.

                  (ii) The Company shall use its best efforts to cause the Registration Statements to become effective as soon as possible after the filing of each, and to keep the Registration Statements effective pursuant to Rule 415 under the Securities Act at all times until the earliest of (A) the date on which all Warrant Shares have been sold by the Holder, (B) the date on which all Warrant Shares can be sold (other than by a Cashless Exercise) without restriction under Rule 144 under the Securities Act, or (C) December 4, 2006 or, if the Holder shall have been prohibited from disposing of Warrant Shares pursuant to
         Section 3(j)(xi) hereof, the date which is the number of days such prohibition applied after December 4, 2006 (the period beginning on the date hereof and ending on the earliest of such dates, the "REGISTRATION PERIOD").

                  (iii) The Company shall notify the Holder of the effectiveness of the Registration Statements on the date each Registration Statement is declared effective. The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statements and the prospectus used in connection with the Registration Statements as may be necessary to keep the Registration Statements effective at all times during the Registration Period, and, during the Registration Period, comply with the provisions of the Securities Act with respect to the disposition of all Warrant Shares until such time as all of such Warrant Shares have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in the Registration Statement.

                  (iv) The Company shall furnish to each Holder whose Warrant Shares are included in any Registration Statement and its legal counsel, (i) promptly after the same is prepared and publicly distributed, filed with the SEC or received by the Company, one copy of the Registration Statement and any amendment thereto, each preliminary prospectus and prospectus and each amendment or supplement thereto, each letter written by or on behalf of the Company to the SEC or the staff of the SEC and each item of correspondence from the SEC or the staff of the SEC relating to such Registration Statement, and (ii) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents, as such Holder may reasonably request in order to facilitate the disposition of the Warrant Shares registered on behalf of the Holder.

                  (v) The Company shall notify the Holder of the existence of any event or circumstance of which the Company has knowledge, as promptly as practicable after becoming aware of such event or circumstance, as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and use its commercially reasonable efforts promptly to prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, file such supplement or amendment with the SEC at such time as shall permit the Holder to sell Warrant Shares pursuant to such Registration Statement as promptly as practicable, and deliver a number of copies of such supplement or amendment to the Holder as the Holder may reasonably request.

                  (vi) As promptly as practicable after becoming aware of such event, the Company shall notify the Holder of the issuance by the SEC of any stop order or other suspension of effectiveness of a Registration Statement at the earliest possible time.

                  (vii) The Company shall use its commercially reasonable efforts (i) to cause all the Warrant Shares covered by the Registration Statements to be listed on the Nasdaq National Market or such other principal securities market on which securities of the same class or series issued by the Company are then listed or traded or (ii) if securities of the same class or series as the Warrant Shares are not then listed on the Nasdaq National Market or any such other securities market, to cause all of the Warrant Shares covered by the Registration Statements to be listed on the New York Stock Exchange, the American Stock Exchange or the Nasdaq SmallCap Market.

                  (viii) As of the date hereof, the Company is eligible to file the Registration Statement on Form S-3. The Company shall file all reports required to be filed by the Company with the SEC in a timely manner so as to obtain and/or maintain eligibility for the use of Form S-3.

                  (ix) It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Warrant with respect to the Shares that the Holder shall furnish to the Company such information regarding itself, the Warrant Shares held by it or to which it is entitled to receive upon exercise of the Warrant and the intended method of disposition of the Warrant Shares held by it as shall be reasonably required to effect the registration of such Warrant
         Shares.

                  (x) The Holder, by its acceptance of the Warrant, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statements hereunder, unless the Holder has notified the Company in writing of its election to exclude all of its Warrant Shares from the Registration Statement.

                  (xi) The Holder agrees that, upon receipt of any notice from the Company of the existence of any event of the kind described in clauses (v) or (vi) above, the Holder will immediately discontinue disposition of Warrant Shares pursuant to the Registration Statement covering such Warrant Shares until the Holder's receipt of the copies of the supplemented or amended prospectus contemplated by clauses (v) or (vi) above and, if so directed by the Company, the Holder shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in such Holder's possession of the prospectus covering such Warrant Shares current at the time of receipt of such notice.

                  (xii) The Holder agrees to take all reasonable actions necessary to comply with the prospectus delivery requirements of the Securities Act applicable to its sales of Warrant Shares and to assist the Company in carrying out its obligations hereunder.

                  (xiii) All reasonable expenses (other than underwriting discounts and commissions and other fees and expenses of investment bankers engaged by the Holder and other than brokerage commissions), incurred in connection with registrations, filings or qualifications pursuant to this Section 3(j), including, without limitation, all registration, listing and qualifications fees, printers and accounting fees and the fees and disbursements of counsel for the Company, shall be borne by the Company.

                  (xiv) The provisions of this Section 3(j) shall survive the exercise of the Warrant by the Holder.

      4. TAXES. The Company shall not be required to pay any tax or taxes attributable to the initial issuance of the Warrant Shares or any permitted transfer involved in the issue or delivery of any certificates for Warrant Shares in a name other than that of the registered holder hereof or upon any permitted transfer of this Warrant.

      5. WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, no Holder, as such, of this Warrant shall be entitled to vote or receive dividends or be deemed the holder of shares of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the holder of this Warrant of the Warrant Shares which he or she is then entitled to receive upon the due exercise of this Warrant.

         In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on such Holder to purchase any securities or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 5, the Company will provide the Holder of this Warrant with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

      6. REPRESENTATIONS OF HOLDER. The Holder of this Warrant, by the acceptance hereof, represents (and any assignor shall represent) that it is acquiring this Warrant and the Warrant Shares for its own account for investment purposes and not with a view to, or for sale in connection with, any distribution hereof, and not with any present intention of distributing any of the same. The Holder of this Warrant further represents (and any assignor shall represent), by acceptance hereof, that, as of this date, such holder is an "accredited investor" as such term is defined in Rule 501(a)(1) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act (an "ACCREDITED INVESTOR"). Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm in writing, in a form reasonably satisfactory to the Company, that the Warrant Shares so purchased are being acquired solely for the Holder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale and that such Holder is an Accredited Investor. If such Holder cannot make such representations because they would be factually incorrect, it shall be a condition to such Holder's exercise of the Warrant that the Company receive such other representations as the Company considers reasonably necessary to assure the Company that the issuance of its securities upon exercise of the Warrant shall not violate any United States Federal or state securities laws.

      7. OWNERSHIP AND TRANSFER.

         (a) The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each permissible transferee. The Company may treat the person in whose name any Warrant is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any transfers made in accordance with the terms of this Warrant.

         (b) This Warrant and the rights granted to the Holder hereof are transferable, in whole or in part, upon surrender of this Warrant, together with a properly executed warrant power in the form of EXHIBIT B attached hereto; provided, however, that any transfer or assignment shall subject to the conditions set forth in Sections 3(j) and 6 above and Sections 7(c) and 11 below.

         (c) Except as set forth in Section 3(j), the Holder of this Warrant understands that this Warrant and the Warrant Shares have not been and are not expected to be, registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (a) subsequently registered thereunder, or (b) such Holder shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration. Notwithstanding anything set forth herein to the contrary, the Company shall not require an opinion of counsel with respect to any and all transfers, assignments or sales by and between Cantor Fitzgerald & Co. ("CANTOR"), on the one hand, and any affiliate or affiliated person (as such terms are defined in Rule 405 under the Securities Act) of Cantor, on the other hand (it being expressly understood and agreed that such transfers, assignments or sales shall be conducted in accordance with applicable federal and state securities laws), and, upon due notice from Cantor or any affiliate of Cantor of any such transfer, sale or assignment, and delivery to the Company of the duly executed warrant power in the form of EXHIBIT B attached hereto, the Company shall immediately direct its transfer agent effect any such transfer, sale or assignment, provided that in no event shall the legend required by this
Section 7(c) be removed as a result of such a transfer without opinion of counsel reasonably acceptable to the Company. Any sale of such securities made in reliance on Rule 144 promulgated under the Securities Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder; and neither the Company nor any other person is under any obligation to register this Warrant and the Warrant Shares under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder except as set forth in Section 3(j) hereof. All Warrants and Warrant Shares shall bear a legend in substantially the form set forth below:

         THIS WARRANT AND ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TOWARD RESALE OR DISTRIBUTION. THIS WARRANT AND ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS WARRANT MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL

         IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT, OR AS OTHERWISE PROVIDED FOR IN THIS WARRANT. IN ADDITION, THE HOLDER OF THIS WARRANT AND ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS WARRANT IS ENTITLED TO CERTAIN REGISTRATION RIGHTS AS SET FORTH IN THIS WARRANT.

      8. ADJUSTMENT OF WARRANT EXERCISE PRICE. The Warrant Exercise Price shall be adjusted from time to time as follows:

         (a) ADJUSTMENT OF WARRANT EXERCISE PRICE UPON SUBDIVISION OR COMBINATION OF COMMON STOCK. If the Company at any time after the date of issuance of this Warrant, subdivides (by any stock split, stock dividend, re-capitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Warrant Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares of Common Stock obtainable upon exercise of this Warrant will be proportionately increased. If the Company at any time after the date of issuance of this Warrant combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Warrant Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of shares of Common Stock obtainable upon exercise of this Warrant will be proportionately decreased.

         (b) DE MINIMIS ADJUSTMENTS. If the amount of any adjustment of the Warrant Exercise Price per share required pursuant to Section 8(a) would be less than one tenth of one percent (0.1%) of the Warrant Exercise Price, such amount shall be carried forward and adjustment with respect thereto made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate a change in the Warrant Exercise Price of at least one tenth of one percent (0.1%) of such Purchase Price. All calculations under this Warrant shall be made to the nearest
0.1 of a cent or to the nearest one-tenth of a share, as the case may be.

         (c) ABANDONED DIVIDEND OR DISTRIBUTION. If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution (which results in an adjustment to the Warrant Exercise Price under the terms of this Warrant) and shall, thereafter, and before such dividend or distribution is paid or delivered to shareholders entitled thereto, legally abandon its plan to pay or deliver such dividend or distribution, then any adjustment made to the Warrant Exercise Price and number of shares of Common Stock purchasable upon Warrant exercise by reason of the taking of such record shall be reversed, and any subsequent adjustments, based thereon, shall be recomputed.

         (d) ADJUSTMENTS FOR CONSOLIDATION, MERGER, SALE OF ASSETS, REORGANIZATION, ETC. In case the Company, on one or more occasions, (i) shall consolidate with or merge into any other Person and shall not be the continuing or surviving corporation of such consolidation or merger, or (ii) shall permit any other Person to consolidate with or merge into the Company and the Company shall be the continuing or surviving Person but, in connection with such consolidation or merger, the Common Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (iii) shall transfer all or substantially all of its properties or assets to any other Person, or (iv) shall effect a capital reorganization or reclassification of the Common Stock, then, and in the case of each such transaction, proper provision shall be made so that, upon the basis and the terms and in the manner provided in this Warrant, the Holder of this Warrant, upon the exercise hereof at any time after the consummation of such transaction, shall be entitled to receive (at the Aggregate Warrant Exercise Price in effect at the time of such consummation for all Common Stock issuable upon such exercise immediately prior to such consummation), in lieu of the Common Stock issuable upon such exercise prior to such consummation, the highest amount of securities, cash or other property to which such Holder would actually have been entitled as a shareholder upon such consummation if such holder had exercised this Warrant immediately prior thereto, subject to adjustments (subsequent to such consummation) as nearly equivalent as possible to the adjustments provided for in this Section 8, PROVIDED that if a purchase, tender or exchange offer shall have been made to and accepted by the holders of more than 50% of the outstanding shares of the Company's Common Stock, and if the Holder of this Warrant so designates in a notice given to the Company on or before the date immediately preceding the date of the consummation of such transaction, the Holder of this Warrant shall be entitled to receive the highest amount of securities, cash or other property to which it would actually have been entitled as a shareholder if the Holder of this Warrant had exercised such Warrants prior to the expiration of such purchase, tender or exchange offer and accepted such offer, subject to adjustments (from and after the consummation of such purchase, tender or exchange offer) as nearly equivalent as possible to the adjustments provided for elsewhere in this Section 8. Notwithstanding anything contained in this Warrant to the contrary, the Company shall not effect any of the transactions described in subclauses (i) through (iv) of this Section 8(d) unless, prior to the consummation thereof, each Person (other than the Company) which may be required to deliver any stock, securities, cash or property upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered to the holder of this Warrant, (x) the obligations of the Company under this Warrant, and (y) the obligation to deliver to the Holder of this Warrant such shares of stock, securities, cash or property as, in accordance with the foregoing provisions of this Section 8, the Holder may be entitled to receive.

         (e) NOTICES.

                  (i) In each case of any adjustment or readjustment in the shares of Common Stock issuable upon the exercise of this Warrant, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms of this Warrant and prepare a certificate, signed by the Chairman of the Board, President or one of the Vice Presidents of the Company setting forth such adjustment or readjustment and showing in reasonable detail the method of calculation thereof and the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or to be received by the Company for any additional shares of Common Stock issued or sold or deemed to have been issued, (b) the number of shares of Common Stock outstanding or deemed to be outstanding, and (c) the Warrant Exercise Price in effect immediately prior to such adjustment and as adjusted and readjusted (if required by Section 8) on account thereof. The Company shall forthwith mail a copy of each such certificate to each Holder of a Warrant and shall, upon the written request at any time of any Holder of a Warrant, furnish to such Holder a like certificate setting forth the Warrant Exercise Price at the time in effect and showing in reasonable detail how it was calculated. The Company shall also keep copies of all such certificates at its principal office and shall cause the same to be available for inspection at such office during normal business hours by any Holder of a Warrant or any prospective purchaser of a Warrant designated by the Holder thereof. The Company shall, upon the request in writing of the Holder (at the Company's expense) retain independent public accountants of recognized national standing in accordance with the provisions of
         Section 2(a) above, and a certificate signed by such accounting firm shall be conclusive evidence of the correctness of such adjustment, which shall be binding on the Holder and the Company.

                  (ii) The Company shall provide notice at least five (5) Business Days prior to each Holder of a Warrant specifying the date or expected date on which any of the events described in subclauses (i) through (iv) of Section 8(d) hereof is to take place and the time, if any such time is to be fixed, as of which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for the securities or other property deliverable upon event.

      9. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Company shall, on receipt of an indemnification undertaking, issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed.

      10. NOTICE. Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Warrant must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile, provided a copy is mailed by U.S. certified mail, return receipt requested; (iii) three (3) days after being sent by U.S. certified mail, return receipt requested; or (iv) one
(1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

              If to the Company:    StemCells, Inc.
                                    3155 Porter Drive
                                    Palo Alto, CA  94304
                                    Attention:  Martin McGlynn, President & CEO
                                    Telephone:  (650) 475-3100
                                    Facsimile:  (650) 475-3101

              With a copy simultaneously by like means to:

                                    Ropes & Gray
                                    One International Place
                                    Boston, MA 02110
                                    Attention:  Geoffrey B. Davis, Esq.
                                    Telephone:  (617) 951-7000
                                    Facsimile:  (617) 951-7050

If to a holder of this Warrant, to it at the address set forth below such holder's signature on the signature page hereof, with a copy simultaneously by like means to each of: (i) Cantor Fitzgerald & Co., 299 Park Avenue, New York, NY 10171, Attention: Stephen Merkel, Esq., Telephone: (212) 281-6969, Facsimile:
(212) 751-7050, and (ii) Zukerman Gore & Brandeis, LLP, 900 Third Avenue, New York, NY 10022, Attention: Clifford A. Brandeis, Esq., Telephone: (212) 223-6700, Facsimile: (212) 223-6433. Each party shall provide written notice to the other party of any change in address or facsimile number.

      11. INDEMNIFICATION AND CONTRIBUTION WITH RESPECT TO REGISTRATION RIGHTS. If any Warrant Shares are included in any Registration Statement under the Securities Act pursuant to this Warrant:

         (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the directors, officers and partners, if any, of such Holder, each person, if any, who controls any Holder within the meaning of the Securities Act or the Exchange Act, any underwriter (as defined in the Securities Act) for the Holders, the directors, officers and partners, if any, of such underwriter, and each person, if any, who controls any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, liabilities or expenses (joint or several) incurred (collectively, "CLAIMS") to which any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any of the following: (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or any post-effective amendment thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation under the Securities Act, the Exchange Act or any state securities law (the matters in the foregoing clauses (i) through (iii) being, collectively, "VIOLATIONS"). Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this
Section 11(a): (I) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by any person indemnified under this Section 11(a) or expressly for use in connection with the preparation of any Registration Statement, the prospectus or any such amendment thereof or supplement thereto; (II) with respect to any preliminary prospectus shall not inure to the benefit of any person indemnified under this Section 11(a) if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected in the prospectus, as then amended or supplemented; and (III) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified person referred to in this Section 11(a).

         (b) In connection with any Registration Statement in which a Holder is participating, each such Holder agrees to indemnify and hold harmless, to the same extent and in the same manner set forth in Section 11(a), the Company, each of its directors, officers and partners who signs the Registration Statement, each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, any underwriter and any other stockholder selling securities pursuant to the Registration Statement or any of its directors, officers, partners or any person who controls such stockholder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Claim to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use in connection with such Registration Statement or any post-effective amendment thereof, or any prospectus included therein; and such Holder will reimburse any legal or other expenses reasonably incurred by any indemnified person under this
Section 11(b), promptly as such expenses are incurred and are due and payable, in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 11(b) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Holder, which consent shall not be unreasonably withheld; provided, further, however, that each Holder shall be liable under this Section 11(b) for only that amount of a Claim as does not exceed the amount of the proceeds to such Holder from the sale of the Registrable Securities pursuant to such Registration Statement that resulted in such Claim. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any indemnified person under this
Section 11(b) and shall survive the transfer of the Registrable Securities by the Holders pursuant to Section 7. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 11(b) with respect to any preliminary prospectus shall not inure to the benefit of any indemnified person under this Section 11(b) if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

         (c) The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in any distribution, to the same extent as provided above, with respect to information so furnished in writing by such persons expressly for inclusion in any Registration Statement.

         (d) Each party entitled to indemnification under this Section 11 (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any such Claim as to which indemnity may be sought and the Indemnifying Party shall have the right to participate in, and, to the extent the Indemnifying Party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel selected by the Indemnifying Party but reasonably acceptable to the Indemnified Party; provided, however, that an Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the Indemnifying Party, if, in the reasonable opinion of counsel retained by the Indemnifying Party, the representation by such counsel of the Indemnified Party and the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the Indemnifying Party within a reasonable time of the commencement of any such action shall not relieve such Indemnifying Party of any liability to the Indemnified Party under this Section 11, except to the extent that the Indemnifying Party is prejudiced in its ability to defend such action. The indemnification required by this Section 11 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

         (e) To the extent any indemnification by an Indemnifying Party is prohibited or limited by law, the Indemnifying Party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under this Section 11 to the fullest extent permitted by law; provided, however, that (i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in
Section 11, (ii) no seller of Warrant Shares guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Warrant Shares who was not guilty of such fraudulent misrepresentation and (iii) contribution by any Holder shall be limited in amount to the amount by which the net amount of proceeds received by such Holder (if any) from the sale of such Warrant Shares that resulted in such Claim exceeds the purchase price paid by such Holder for such Warrant Shares.

      12. DATE. This Warrant, in all events, shall be wholly void and of no effect after 5:00 P.M. Eastern Standard Time on the Expiration Date, except that notwithstanding any other provisions hereof, the provisions of Sections 3(j), 7 and 11 shall continue in full force and effect after such date as to any Warrant Shares or other securities issued upon the exercise of this Warrant.

      13. AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of the Warrants may be amended and the Company may take any action herein prohibited, or omitted to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holders of Warrants representing a majority of the shares of Common Stock obtainable upon exercise of the Warrants then outstanding, provided that no such action may increase the Warrant Exercise Price of the Warrants or decrease the number of shares or class of stock obtainable upon exercise of any warrants with out the written consent of the Holder of such warrant.

      14. DESCRIPTIVE HEADINGS; GOVERNING LAW. The descriptive headings of the several sections of this Warrant are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. This Warrant shall be governed by and interpreted under the laws of the State of New York, without giving effect to any choice of law or conflict of laws principles thereof.

      15. JUDICIAL PROCEEDINGS. Any legal action, suit or proceeding brought against the Company or the Holder with respect to this Warrant may be brought in any federal court of the Southern District of New York or any state court located in New York County, State of New York, and by execution and delivery of this Warrant, the Company and the Holder hereby irrevocably and unconditionally waives any claim (by way of motion, as a defense or otherwise) of improper venue, that it is not subject personally to the jurisdiction of such court, that such courts are an inconvenient forum or that this Warrant or the subject matter may not be enforced in or by such court. Each of the Company and the Holder hereby irrevocably and unconditionally consents to the process of any of the aforementioned courts in any such action, suit or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, at its address set forth or provided for in Section 10 hereof, such service to become effective 10 days after such mailing. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or commence legal proceedings or otherwise proceed against any other party in any other jurisdiction to enforce judgment obtained in any action, suit or proceeding brought pursuant to this Section.

      16. WAIVER OF TRIAL BY JURY. EACH OF THE COMPANY AND THE HOLDER WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS WARRANT OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION WITH THIS WARRANT, AND AGREES THAT ANY SUCH ACTION, PROCEEDING OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

         This Warrant has been duly executed by the Company and the Holder as of the date first set forth above.

                                       StemCells, Inc.



                                       By: /s/ Iris Brest
                                           ------------------------------------
                                           Name:  Iris Brest
                                           Title: General Counsel and Secretary



Cantor Fitzgerald & Co.


By: /s/ Phil Marber
    -------------------------------------------------
   Name:  Phil Marber
          -------------------------------------------
   Title: President
          ------------------------------------------

                                    EXHIBIT A

                             FORM OF EXERCISE NOTICE


     (Complete and sign only exercise of the Warrant in whole or in part.)


TO:      StemCells, Inc.

         The undersigned, the holder of the attached Warrant to which this Exercise Notice applies, hereby irrevocably elects to exercise the purchase rights represented by such warrant for and to purchase thereunder _______ shares of Common Stock, par value $.01 per share (the "Shares"), from StemCells, Inc. (or such other securities issuable pursuant to the terms of the Warrant) and:

         _______ (i) herewith makes payment of $_______ therefor (equal to the Aggregate Warrant Exercise Price) in cash or by certified or official bank check; or

         _______ (ii) elects to make payment upon a Cashless Exercise pursuant to Section 2(a)(Y) of the Warrant and authorizes the Company to cancel such number of shares as calculated in accordance with such Section 2(a)(Y) of the Warrant; or

         ________ (iii) elects to make payment upon a Cashless Exercise pursuant to Section 2(a)(Z) of the Warrant and surrenders herewith certificates representing the number of shares of Common Stock of the Company as calculated pursuant to Section 2(a)(Z) of the Warrant.

         The undersigned hereby requests that the certificate(s) representing such securities be issued in the name(s) and delivered to the address(es) as follows:

Name:
             -------------------------------------------------------------------
Address:
             -------------------------------------------------------------------
Social Security Number (if applicable):


             -------------------------------------------------------------------
Deliver to:
             -------------------------------------------------------------------
Address:
             -------------------------------------------------------------------

         If the foregoing exercise notice evidences an exercise of the Warrant to purchase fewer than all of the Shares (or other securities issuable pursuant to the terms of the Warrant) to which the undersigned is entitled under such warrant, please issue a new warrant, of like tenor, relating to the remaining portion of the securities issuable upon exercise of such warrant (or other securities issuable pursuant to the terms of such warrant) in the name(s), and deliver the same to the address(es), as follow:

Name:
             -------------------------------------------------------------------
Address:
             -------------------------------------------------------------------

             -------------------------------------------------------------------
Dated:
             -------------------------------------------------------------------


----------------                     -------------------------------------------
(Name of holder)                     (Social Security or Taxpayer Identification
                                     Number of holder, if applicable)

----------------------------------
(Signature of holder or Authorized
Signatory)

Signature Guaranteed:
                     ----------------------------

                                    EXHIBIT B

                              FORM OF WARRANT POWER


         FOR VALUE RECEIVED, the undersigned does hereby assign and transfer to ____________________________________________ Federal Identification No.______, a
warrant to purchase shares of the capital stock of StemCells, Inc. a Delaware corporation, represented by warrant certificate No._________, standing in the name of the undersigned on the books of said corporation. The undersigned does hereby irrevocably constitute and appoint ____________________________, attorney to transfer the warrants of said corporation, with full power of substitution in the premises.

Dated:
      -----------------------

                                    By:
                                         --------------------------------------
                                    Its:
                                         --------------------------------------